Exhibit 99.1

AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G

The undersigned hereby agree that the Amendment No. 1 to  Schedule 13G relating to the ordinary shares of Frontline Ltd., and any further amendments thereto, to which this Agreement as to Joint Filing of Schedule 13G is attached as an exhibit is filed on behalf of each of them pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: February 7, 2020

URION HOLDINGS (MALTA) LIMITED

/s/ Marie Favennec
By: Marie Favennec, Corporate Finance Officer

/s/ James Murphy O’Connor
By: James Murphy O’Connor, Corporate Finance Officer

CORTES HOLDING B.V.

/s/ Marie Favennec
By: Marie Favennec, Corporate Finance Officer

/s/ James Murphy O’Connor
By: James Murphy O’Connor, Corporate Finance Officer

CORTES INVESTMENTS S.À.R.L.

/s/ Marie Favennec
By: Marie Favennec, Corporate Finance Officer

/s/ James Murphy O’Connor
By: James Murphy O’Connor, Corporate Finance Officer

TRAFIGURA HOLDINGS LIMITED

/s/ Marie Favennec
By: Marie Favennec, Corporate Finance Officer

/s/ James Murphy O’Connor
By: James Murphy O’Connor, Corporate Finance Officer

TRAFIGURA HOLDINGS PTE. LTD.

/s/ Marie Favennec
By: Marie Favennec, Corporate Finance Officer

/s/ James Murphy O’Connor
By: James Murphy O’Connor, Corporate Finance Officer

TRAFIGURA GROUP PTE. LTD.

/s/ Marie Favennec
By: Marie Favennec, Corporate Finance Officer

/s/ James Murphy O’Connor
By: James Murphy O’Connor, Corporate Finance Officer